UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

INVENTRUST PROPERTIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2809 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(855) 377-0510

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

(b) Effective November 30, 2016, Mr. Scott W. Wilton and InvenTrust Properties Corp. (the “Company” or “InvenTrust”) mutually agreed that November 30, 2016 will be Mr. Wilton’s last day of employment with the Company. Mr. Wilton also resigns as and from all other officer, director or other positions he may hold with the Company and any of its subsidiaries, divisions, affiliates or any of their respective employee benefit plans. Accordingly, he ceased to serve as Executive Vice President, General Counsel and Secretary of the Company.

In connection with Mr. Wilton’s departure, the Company and Mr. Wilton entered into a Severance Agreement and General Release, dated as of November 30, 2016 (the “Severance Agreement”). Subject to Mr. Wilton’s continued compliance with the terms and conditions of the Severance Agreement and the general release of claims set forth therein, Mr. Wilton will be entitled to the following compensation and benefits: (i) $67,833 payable on the second regularly scheduled payroll date following the effective date of Mr. Wilton’s termination of employment (the “separation date”); and (ii) continued health insurance coverage at the Company’s expense for a period of 60 days following the separation date. Additionally, subject to Mr. Wilton’s continued compliance with the terms and conditions of the Severance Agreement and Mr. Wilton’s execution of a second general release of claims in favor of InvenTrust within 30 days following the separation date, Mr. Wilton will be entitled to the following compensation and benefits: (iii) $1,098,900 payable over a period of 12 months following the separation date; (iv) $325,600 (in respect of Mr. Wilton’s 2016 annual bonus) payable in a lump sum following the effectiveness of the second general release of claims; (v) continued health insurance coverage at the Company’s expense for the period beginning on the 60th day following the separation date and ending up to 18 months following the separation date; (vi) accelerated vesting, effective as of the separation date, of 98,527 restricted stock units previously granted to Mr. Wilton which were otherwise scheduled to vest on December 31, 2016; and (vii) 12 months of outplacement assistance at the Company’s expense.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the terms of the Severance Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

On November 30, 2016, the Company issued a press release announcing the departure of Mr. Wilton. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Severance Agreement and General Release, dated as of November 30, 2016, by and between Scott W. Wilton and InvenTrust Properties Corp.

99.1	Press Release of InvenTrust Properties Corp., dated November 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date:	November 30, 2016	By:	/s/ Thomas P. McGuinness
		Name:	Thomas P. McGuinness
		Title	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement and General Release, dated as of November 30, 2016, by and between Scott W. Wilton and InvenTrust Properties Corp.

99.1	Press Release of InvenTrust Properties Corp., dated November 30, 2016.